UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2009

VORTEX RESOURCES CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 461-3559

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 20, 2009, Vortex Resources Corp. (the “Company”) entered into a Term Sheet (the “Term Sheet”) with Yasheng Group (“Yasheng”) a group of companies engaged in the agriculture, chemicals and biotechnology businesses in the Peoples Republic of China and the export of such products to the United States, Canada, Australia, Pakistan and various European Union countries.  Yasheng is also developing a logistics centre and eco-trade cooperation zone in California (the “Project”). Yasheng purchased 80 acres of property located in Victorville, California (the “Project Site”) to be utilized for the Project.  It is intended that the Project will be implemented in two phases, first, the logistic centre, and then the development of an eco-trade cooperation zone. The preliminary budget for the development of the Project is estimated to be approximately $400M.

As set forth in the Term Sheet, Yasheng has received an option to merge all or part of its assets as well as the Project into the Company.  As an initial stage, Yasheng will contribute the Project Site to the Company which will be accomplished through either the transferring title to the Project Site directly to the Company or the acquisition of the entity holding the Project Site by the Company.  As consideration for the Project, the Company will issue Yasheng 130,000,000 shares of common stock (on a post reverse split basis).  In addition, the Company will be required to issue Capitol Properties, an advisor, 100,000,000 shares of common stock (on a post reverse split basis).

At the second stage, if Yasheng exercises its option within its sole discretion, it may merge additional assets that it owns into the Company in consideration for shares of common stock of the Company.  In the event that Yasheng exercises this option, the number of shares to be delivered by the Company will be calculated by dividing the value of the assets by the volume weighted average price for the ten days preceding the closing date.  The value of the assets contributed by Yasheng will be based upon the asset value set forth in its audited financial statements.

The above transaction is subject to the drafting and negotiation of a final definitive agreement, performing due diligence as well as board approval of the Company. As such, there is no guarantee that the Company will be able to successfully close the above transaction.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VORTEX RESOURCES CORP.

Date: JANUARY 26, 2009	By:	/s/ ROBIN ANN GORELICK
Beverly Hills, California		Name: Robin Ann Gorelick
Title: Corporate Secretary